UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

________________________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): May 6, 2013

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1432 New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 328-9521
(Registrant’s telephone number, including area code)
___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 6, 2013, Five Oaks Investment Corp. (NYSE: OAKS) (“Five Oaks” or “the Company”) announced that members of the Company’s executive team would be presenting at the Mitsubishi UFJ Securities Mortgage REIT Corporate Access Day in New York, NY on Tuesday, May 7, 2013 beginning at approximately 9.00am EDT. The associated presentation materials will be available on the Company’s website at www.fiveoaksinvestment.com under the tab Investor Relations: Webcasts & Presentations, beginning on Tuesday, May 7, 2013 at 8.45am EDT.

The information disclosed under this Item 7.01, including the presentation referenced above, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 6, 2013	By:	/s/ DAVID OSTON
David Oston Chief Financial Officer, Secretary and Treasurer